UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2023

Digerati Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

8023 Vantage Dr., Suite 660, San Antonio, TX	78230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 614-7240

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2023, by unanimous written consent, the Board of Directors (the “Board”) of Digerati Technologies, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Digerati Technologies, Inc. 2015 Equity Compensation Plan (the “Plan”). The Plan originally provided for the grant of up to 7,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) to the directors, officers, employees and consultants of the Company. The shares can be granted in the form of options, restricted stock, unrestricted stock or performance awards. The Amendment amends the Plan to allow for the grant of up to 15,000,000 shares of Common Stock.

On the same date, by unanimous written consent, the Board granted the stock options detailed below to the three members of the Board (Arthur Smith who also serves as the Company’s Chief Executive Officer, Craig Clement who serves as Executive Chairman, and Maxwell Polinsky, an independent director) and to Antonio Estrada (the Company’s Chief Financial Officer) with each option having an exercise price of $0.095 per share. Each award of options expires on December 1, 2027. All of the options were fully vested upon issuance.

Each of Messrs. Smith and Estrada were granted one new option for 2,500,000 shares (a total of 5 million options).

In addition, each of Messrs. Smith and Estrada previously held two options that the Board agreed to replace with new options. Mr. Smith held: (i) an option for 300,000 shares that had an exercise price of $0.35 and expired on December 1, 2022 and (ii) an option for 585,000 shares of Common Stock with an exercise price of $0.19 and was due to expire on February 14, 2024. Mr. Estrada held: (i) an option for 300,000 shares that had an exercise price of $0.35 and expired on December 1, 2022 and (ii) an option for 520,000 shares of Common Stock with an exercise price of $0.19 and was due to expire on February 14, 2024.

Each of Messrs. Clement and Polinsky were granted one new option for 447,500 shares (a total of 895,000 options).

In addition, each of Messrs. Clement and Polinsky previously held two options that the Board agreed to replace with new options. Mr. Clement held: (i) an option for 300,000 shares that had an exercise price of $0.35 and expired on December 1, 2022 and (ii) an option for 620,000 shares of Common Stock with an exercise price of $0.19 and was due to expire on February 14, 2024. Mr. Polinsky held: (i) an option for 125,000 shares that had an exercise price of $0.35 and expired on December 1, 2022 and (ii) an option for 100,000 shares of Common Stock with an exercise price of $0.18 and was due to expire on December 14, 2023.

On August 15, 2023, by unanimous written consent, the Board repriced the exercise price of all of the options granted on May 25th to $0.032 per share.

In total, on May 25th (as repriced on August 15th), 8,745,000 options were newly granted or issued as replacements to the Company’s officers and directors.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the Plan and the Amendment, and such description is qualified in its entirety by reference to the full texts of the Plan and the Amendment, copies of which are filed herewith as Exhibit 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1+	Digerati Technologies, Inc. 2015 Equity Compensation Plan (filed as Exhibit 4.1 to Form S-8 filed on November 17, 2015 (File No. 333-208089)).
10.2*+	Amendment to the Digerati Technologies, Inc. 2015 Equity Compensation Plan.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith
+	Management compensatory plan, contract, or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2023	Digerati Technologies, Inc.

	By:	/s/ Arthur L. Smith
Arthur L. Smith
Chief Executive Officer

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